Exhibit 23.15

                          CONSENT OF PRICE WATERHOUSE

We consent to the incorporation by reference in the Registration Statement Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5, 524, 104 shares of its common stock of our report dated 11 April, 1997, with respect to the financial statements of International Tobacco (Malawi) Limited and International Timbers Limited (not included separately therein) in the Current Report on Form 8-K/A of DIMON Incorporated dated 16 June 1997 filed with the Securities and Exchange Commission.

/s/ Price Waterhouse
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PRICE WATERHOUSE

Blantyre, Malawi
4 September 1997